Exhibit T3A.17.1

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
AT&T CREDIT CORPORATION OF PUERTO RICO
Adopted in accordance with the provisions of Section
242 of the General Corporation Law of the State of Delaware
     The undersigned, being the Assistant Secretary of AT&T Credit Corporation of Puerto Rico, a corporation organized and existing under the General Corporation Law of the State of Delaware, (the “Corporation”) DOES HEREBY CERTIFY AS TRUE THE FOLLOWING:
     FIRST. That the Board of Directors of the Corporation consented to the adoption of the following resolution setting forth a proposed amendment to Article I of the Certificate of Incorporation of the Corporation:
     RESOLVED: that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article I of the Certificate of Incorporation be amended to read in its entirety as follows:
     “Article I. The name of the corporation is Newcourt Financial Ltd. Puerto Rico.”
     SECOND. That the aforesaid amendment has been duly consented to and authorized by the sole holder of all the issued and outstanding stock of the Corporation entitled to vote by written consent given in accordance with the applicable provisions of Section 228 of the General Corporation Law of the State of Delaware and Article IX of the Certification of Incorporation of the Corporation.
     THIRD. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 01/28/1999
991037100 — 2154963

     FOURTH: That the Certificate of Amendment to the Certificate of Incorporation shall be effective on January 29, 1999.
     IN WITNESS WHEREOF, this Certificate of Amendment has been made under seal of the Corporation and has been signed by the undersigned, John P. Stevenson, Assistant Secretary of the Corporation and attested by John G. Jakolev, Senior Vice President, Taxation of the Corporation, on this 27th day of January, 1999.

By:	John P. Stevenson
John P. Stevenson,
Assistant Secretary

Attested by:

John G. Jakolev
John G. Jakolev,
Senior Vice President, Taxation